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                                                                     EXHIBIT 2.2

                              AMENDMENT NO. 1 TO
                              ------------------
                           SHARE PURCHASE AGREEMENT
                           ------------------------


          THIS AMENDMENT NO. 1 TO SHARE PURCHASE AGREEMENT ("Amendment") dated as of September 9, 1996 is entered into among, and for the purpose of amending that certain Share Purchase Agreement dated as of July 17, 1996 (the "Agreement") among, Plasma & Materials Technologies, Inc., a California corporation ("Buyer"), Electrotech Limited (registered no. 1373344), whose registered office is at Thornbury Laboratories, Littleton-Upon-Severn, Thornbury, Bristol, BS12-INP, United Kingdom ("ET"), Electrotech Equipments Limited (registered no. 939289), whose registered office is at Thornbury Laboratories, Littleton-Upon-Severn, Thornbury, Bristol, BS12-INP, United Kingdom ("ETE" and, together with ET, individually, a "Company," and collectively, the "Companies"), Christopher D. Dobson (the "Majority Shareholder") and the other shareholders of the Companies listed on the signature pages hereof (individually, an "Other Shareholder" and collectively, the "Other Shareholders;" the Majority Shareholder and the Other Shareholders are sometimes herein collectively referred to as the "Shareholders"). All capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

          NOW, THEREFORE, in consideration of the covenants, agreements and conditions contained herein, the sufficiency of which is hereby acknowledged, the parties hereby agree that the Agreement is amended in the following respects:

          1.   Section 1.4(a).  Paragraph (a) of Section 1.4 of the Agreement is
               --------------
amended to read in full as follows:

          "(a) An aggregate of Seventy Five Million Dollars (US$75,000,000), less the sum of the Employee Bonus Amount, the Dobson Noncompetition Fee, the Wheeler Bonus and the Dobson Negotiation Fee (all as defined in Section 6.13 below), shall be payable by Buyer in cash at the Closing to each of the Shareholders in the respective individual amounts set forth opposite each Shareholder's name on Exhibit A hereto; and"

          2.   Section 6.13(c).  A new paragraph (c) shall be added to Section
               ---------------
6.13 of the Agreement, immediately following the existing paragraph (b), such that the word "and" shall be deleted from the end of existing paragraph (a), the period at the end of existing paragraph (b) shall be replaced by "; and" and the following additional paragraph (c) shall be added immediately following paragraph (b):

          "(c) The cash sum of US$7,000,000 (the "Dobson Negotiation Fee")."
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          3.   Section 6.13(iii).  A new subparagraph (iii) shall be added to
               -----------------
Section 6.13 of the Agreement, such that the word "and" shall be deleted from the end of existing paragraph (i), the period at the end of existing (ii) shall be replaced by "; and" and the following additional clause (iii) shall be added at the end of Section 6.13:

          "(iii) To Christopher D. Dobson, the Dobson Negotiation Fee, to be paid at the Closing."

          4.   Section 6.10.  The parties acknowledge that, as a clarification
               ------------
to Section 6.10, the Majority Shareholder may, pursuant to and in accordance with Section 6.10, transfer, to an educational trust, the 58 ordinary 'a' shares of ETE presently held by the Majority Shareholder. The parties further acknowledge that the equivalent of (Pounds)10,000,000 of the $35,000,000 cash portion of the consideration allocated in respect of such ETE shares and the other shares referenced in Exhibit A as being held by the Majority Shareholder and Ann Dobson shall be assigned to such trust for payment from PMT (such that (i) PMT shall pay to such trust the equivalent of (Pounds)10,000,000 as full consideration for such 58 ordinary 'a' shares of ETE, (ii) the $35,000,000 otherwise payable to the Majority Shareholder and Ann Dobson shall be reduced by the dollar equivalent of (Pounds)10,000,000, and (iii) the 4,853,344 shares of Buyer Common Stock to be delivered to the Majority Shareholder and Ann Dobson shall remain unchanged).

          5.   Section 7.1.  The following new clause (c) shall be added to
               -----------
Section 7.1 of the Agreement, such that the word "and" shall be deleted where it appears immediately before "(b)" and the following language shall be inserted at the end of Section 7.1 of the Agreement:

          ", and (c) holders of less than 5.0% of the outstanding shares of Buyer's Common Stock shall have filed demands for payment or otherwise become entitled to exercise any dissenters' or appraisal rights under Chapter 13 of the California Corporations Code."

          6.   Exhibit E, Section 1.  Section 1 of the Noncompetition Agreement
               --------------------
attached as "Exhibit E" to the Agreement is amended to read in full as follows:

          "1. In consideration of the noncompetition covenant of Shareholder hereunder, the Buyer has paid to Shareholder the cash amount of Five Hundred Thousand Dollars (US$500,000) (the "Noncompetition Fee") concurrent with the execution of this Agreement."

          7.   New Section 9.10.  A new Section, to be numbered 9.10, shall be
               ----------------
added to the Agreement, such that existing Sections 9.10, 9.11, 9.12 and 9.13 shall be

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renumbered 9.11, 9.12, 9.13 and 9.14, respectively, and the following new
Section 9.10 shall be added to the Agreement:

          "9.10  Holdback Agreement.  Each of the Shareholders severally agrees
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          that such Shareholder will not offer, sell or contract to sell, or otherwise dispose of, directly or indirectly, or announce an offering of, any shares of Buyer Common Stock beneficially owned by such Shareholder or any securities convertible into, or exchangeable for, shares of Buyer Common Stock for a period of 90 days following the Closing Date, without the prior written consent of Salomon Brothers Inc."

          Except solely as amended in the manner set forth above, the Agreement shall in all other respects remain in full force and effect without modification.

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be signed by an individual thereunto duly authorized, all as of the date first written above.


BUYER:                            PLASMA & MATERIALS TECHNOLOGIES, INC.
                                  a California corporation


                                  By:  /s/ Gregor A. Campbell
                                       ----------------------------------------
                                       Name:  Gregor A. Campbell
                                       Chief Executive Officer


ET:                               ELECTROTECH LIMITED
                                  an English corporation


                                  By:  /s/ Nigel Wheeler
                                       ----------------------------------------
                                       Name:  Nigel Wheeler
                                       Chief Executive Officer


ETE:                              ELECTROTECH EQUIPMENTS LIMITED
                                  an English corporation


                                  By:  /s/ Nigel Wheeler
                                       ----------------------------------------
                                       Name:  Nigel Wheeler
                                       Chief Executive Officer

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SHAREHOLDERS:                     /s/ Christopher David Dobson
                                  ---------------------------------------------
                                  Name:  Christopher David Dobson


                                  /s/ Frank Stanley Keeble
                                  ---------------------------------------------
                                  Name:  Frank Stanley Keeble


                                  /s/ Kenneth Nash Knight Willmott
                                  ---------------------------------------------
                                  Name:  Kenneth Nash Knight Willmott



                                  /s/ Kevin Nash Knight Willmott
                                  ---------------------------------------------
                                  Name:  Kevin Nash Knight Willmott


                                  /s/ Ann Dilys Dobson
                                  ---------------------------------------------
                                  Name:  Ann Dilys Dobson


                                  /s/ Patricia Ann Keeble
                                  ---------------------------------------------
                                  Name:  Patricia Ann Keeble


                                  /s/ Peter Geoffrey Willmott
                                  ---------------------------------------------
                                  Name:  Peter Geoffrey Willmott

                                       4